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                                                                      EXHIBIT 12




[DYKEMAGOSSETT PLLC LOGO]                                400 Renaissance Center
                                                         Detroit, Michigan 48243

                                                         WWW.DYKEMA.COM

                                                         Tel:  (313) 568-6800
                                                         Fax:  (313) 568-6658



March 9, 2004



Advance Capital I, Inc.
One Towne Square, Suite 444
Southfield, Michigan 48076

RE: FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSFER OF ASSETS FROM THE ADVANCE CAPITAL BOND FUND ("BOND FUND") TO THE ADVANCE CAPITAL RETIREMENT INCOME FUND ("RETIREMENT INCOME FUND")

Ladies and Gentlemen:

You have asked us, as counsel to Advance Capital I, Inc., a Maryland corporation (the "Company"), to advise you concerning the anticipated federal income tax consequences in connection with the transactions to be carried out under the Plan of Fund Combination, dated January 23, 2004 (the "Plan"). The Plan contemplates that the following transactions (referred to as the "Transaction") will occur on the Effective Date specified in the Plan: (i) the Bond Fund will transfer all of its assets to the Retirement Income Fund solely in exchange for voting shares of the Retirement Income Fund and the assumption by the Retirement Income Fund of the liabilities of the Bond Fund; and (ii) the Bond Fund will distribute the voting shares of the Retirement Income Fund received in step (i) to its shareholders in complete liquidation thereof.

Except as otherwise provided, all terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the Plan. For purposes of this opinion, the term "Code" means the Internal Revenue Code of 1986, as amended, and all statutory references are to the Code unless otherwise specified.

In connection with this opinion, you have represented the following to us:

         (a) Each of the Bond Fund and the Retirement Income Fund and the Company is registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end management investment company.

         (b) The Retirement Income Fund is one of a series of funds of the Company, and is treated as a separate corporation for federal income tax purposes pursuant to Section 851(g).

         (c) The Bond Fund is one of a series of funds of the Company, and is treated as a




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Advance Capital I, Inc.
March 9, 2004
Page 2

                  separate corporation for federal income tax purposes pursuant to Section 851(g).

         (d) The Bond Fund and the Retirement Income Fund have each elected to be taxed as a regulated investment company ("RIC") under
                  Section 851 for all its taxable periods (including the last short taxable period ending on the date of the Transaction in the case of the Bond Fund) and each has qualified for the special tax treatment afforded RICs under the Code. The Retirement Income Fund intends to continue to qualify as a RIC after the Transaction.

         (e) For reasons set forth in the Plan, the Bond Fund and the Retirement Income Fund agreed to engage in the Transaction.

         (f) Each shareholder of the Bond Fund will receive in the Transaction solely voting shares of the Retirement Income Fund in exchange for shares of the Bond Fund. No dissenters' rights or appraisal rights will be available to the shareholders of the Bond Fund.

         (g) The fair market value of the voting shares of the Retirement Income Fund received by each shareholder of the Bond Fund will be equal to the fair market value of the shares of the Bond Fund surrendered in exchange therefor.

         (h) The Retirement Income Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Bond Fund immediately prior to the Transaction. For purposes of this representation, amounts used by the Bond Fund to pay its transaction expenses, and all redemptions and distributions (except for distributions and redemptions occurring in the ordinary course of the Bond Fund's business as an open-end investment company) made by the Bond Fund immediately before the Transaction will be included as assets of the Bond Fund held immediately prior to the Transaction.

         (i) The Retirement Income Fund does not have any plan or intention to reacquire any of its shares issued in the Transaction, except to the extent necessary to comply with its legal obligations to redeem its own shares under Section 22(e) of the 1940 Act.

         (j) The Retirement Income Fund does not have any plan or intention to sell or otherwise dispose of any of the assets of the Bond Fund acquired in the Transaction, except for dispositions made in the ordinary course of business.

         (k) Following the Transaction, the Retirement Income Fund will continue the historic business of the Bond Fund as a RIC whose investment returns are primarily based on investments in bonds, notes and other evidence of indebtedness or will use a significant portion of the Bond Fund's assets in its business.


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                          PASADENA - WASHINGTON, D.C.


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Advance Capital I, Inc.
March 9, 2004
Page 3

         (l) The liabilities of the Bond Fund assumed by the Retirement Income Fund, and any liabilities to which the transferred assets of the Bond Fund are subject, were incurred by the Bond Fund in the ordinary course of its business.

         (m) There is no intercorporate indebtedness existing between any Bond Fund and the Retirement Income Fund that was issued, acquired or will be settled at a discount.

         (n) The Bond Fund and the Retirement Income Fund each have qualified, and will each qualify at the time of the Transaction, as a "regulated investment company" within the meaning of Sections 368(a)(2)(F) and 851.

         (o) The fair market value of the assets of the Bond Fund transferred to the Retirement Income Fund will equal or exceed the sum of the liabilities assumed by the Retirement Income Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

         (p) During the five-year period ending on the date of the Transaction, the Retirement Income Funds has not owned, directly or indirectly, any shares of the Bond Fund.

         (q) The Bond Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

         (r) With respect to the Retirement Income Fund, neither the Retirement Income Fund nor any person related (within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations) to the Retirement Income Fund has any plan or intention to acquire, during the five-year period beginning on the date of the Transaction, with consideration other than shares of the Retirement Income Fund, the Retirement Income Fund shares furnished in exchange for a proprietary interest in the Bond Fund in the Transaction, either directly or through any agreement or arrangement with any other person, other than redemptions by the Retirement Income Fund in the ordinary course of its business as a series of an open-end investment company pursuant to Section 22(e) of the 1940 Act.

         (s) With respect to the Bond Fund and the Retirement Income Fund, during the five-year period ending on the date of the
                  Transaction: (i) neither the Retirement Income Fund nor any person related (as defined in Section 1.368-1(e)(3) of the Treasury Regulations) to the Retirement Income Fund has acquired the Bond Fund's shares with consideration other than shares of the Retirement Income Fund; (ii) neither the Bond Fund nor any person related (as defined in Section 1.368-1(e)(3) of the Treasury Regulations but without regard to Section 1.368- 1(e)(3)(i)(A) of the Treasury Regulations) to the Bond Fund has acquired shares of the Bond Fund with consideration other than shares of the Retirement Income Fund or shares of the Bond Fund, except for redemptions by the Bond Fund in the ordinary course of its business as a series of an open-end investment company



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                          PASADENA - WASHINGTON, D.C.



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Advance Capital I, Inc.
March 9, 2004
Page 4

                  pursuant to Section 22(e) of the 1940 Act; and (iii) no distributions have been made with respect to the Bond Fund's shares (other than ordinary, normal, regular dividend distributions made pursuant to the Bond Fund's historic dividend paying practice), either directly or through any agreement or arrangement with any other person, except for distributions described in Sections 852 and 4982 as required for the Bond Fund's tax treatment as a RIC.

         (t) With respect to the Bond Fund and the Retirement Income Fund, the aggregate value of the acquisitions, redemptions, and distributions described in paragraphs (r) and (s) above does not exceed 50 percent of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in the Bond Fund on the date of the Transaction.

         (u) No cash will be distributed in lieu of fractional shares in the Transaction.

         (v) The Retirement Income Fund and the Bond Fund will each pay their respective expenses, if any, incurred in connection with the Transaction.

         (w) The total adjusted basis of the assets of the Bond Fund transferred to the Retirement Income Fund will equal or exceed the sum of the liabilities to be assumed by the Retirement Income Fund.

         (x) At the time of the Transaction, no options, warrants, or rights are outstanding with respect to the shares of the Bond Fund. No options, warrants, or rights with respect to the shares of the Bond Fund have been or will be redeemed in connection with the Transaction.

         (y) The Bond Fund has not filed an election pursuant to Notice 88-19, 1988-1 C.B. 486, or Section 1.337(d)-5 of the Treasury
                  Regulations, to be subject to rules similar to the rules of
                  Section 1374 with respect to any net built-in gain on any assets acquired from another corporation.

In connection with the preparation of this opinion, we have examined the Proxy Statement and Prospectus (the "Proxy Statement") forming a part of the Company's Registration Statement on Form N-14 (file no. 333-112485)(the "Registration Statement"), which has been filed on the date hereof by the Company with the Securities and Exchange Commission with respect to the Transaction, the Plan, and such other documents concerning the Transaction as we have deemed necessary. We have assumed for all purposes that the Transaction will be effected as set forth above and as described in the Plan and the Proxy Statement. We have not made any independent investigation of the representations made to us in connection with the Transaction.

The opinions expressed herein are rendered only with respect to the specific matters discussed herein. We express no opinion with respect to any other federal, state, local or foreign income tax or legal aspect of the Transaction, and no inference should be drawn with respect to any




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Advance Capital I, Inc.
March 9, 2004
Page 5


matter not expressly opined upon. We express no opinion on the Transaction if it is not effected in accordance with the representations set forth herein.

Our opinion expressed herein is based upon existing law, regulations, administrative pronouncements, and judicial authority, all as in effect as of today's date. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service ("IRS") or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion.

Based upon the representations as set forth above, and subject to the conditions and limitations included in the portion of this letter, we are of the opinion that for federal income tax purposes:

         1. The acquisition by the Retirement Income Fund of substantially all the assets of the Bond Fund solely in exchange for the voting shares of the Retirement Income Fund and the assumption by the Retirement Income Fund of all the liabilities of the Bond Fund, followed by the distribution of the voting shares of the Retirement Income Fund by the Bond Fund, as described above, qualifies as a reorganization within the meaning of
                  Section 368(a)(1) of the Code. Each of the Retirement Income Fund and the Bond Fund should be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         2. No gain or loss will be recognized by the Bond Fund upon the transfer of all its assets to the Retirement Income Fund solely in exchange for voting shares of the Retirement Income Fund and the assumption by the Retirement Income Fund of the liabilities of the Bond Fund, if any, and the subsequent distribution of those shares of the Retirement Income Fund to the Bond Fund's shareholders in liquidation thereof (Sections 361(a), 357(b), 361(c)).

         3. The Retirement Income Fund will not recognize any gain or loss on the receipt of the assets of the Bond Fund solely in exchange for the Retirement Income Fund's voting shares and the Retirement Income Fund's assumption of the Bond Fund's liabilities, if any (Section 1032(a)).

         4. The basis of the assets of the Bond Fund in the hands of the Retirement Income Fund should be the same as the basis of those assets in the hands of the Bond Fund immediately prior to the Transaction (Section 362(b)).




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                          PASADENA - WASHINGTON, D.C.


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Advance Capital I, Inc.
March 9, 2004
Page 6



         5. The Retirement Income Fund's holding period for the Bond Fund's assets acquired in the Transaction should include the period during which the Bond Fund held such assets (Section 1223(2)).

         6. No gain or loss will be recognized by the shareholders of the Bond Fund upon the liquidation of the Bond Fund and upon the receipt of voting shares of the Retirement Income Fund solely in exchange for their shares in the Bond Fund (Section 354(a)).

         7. The basis of the shares of the Retirement Income Fund received by the shareholders of the Bond Fund should be the same as the basis of the shares of the Bond Fund constructively surrendered in exchange therefor (Section 358(a)(1)).

         8. The holding period of shares of the Retirement Income Fund received in the Transaction by the shareholders of the Bond Fund should include the period during which such shareholders held the shares of the Bond Fund constructively surrendered in exchange therefor, provided that the Bond Fund's shareholders held the shares of the Bond Fund as a capital asset on the date of the Transaction (Section 1223(1)).

         9. Pursuant to Section 381(a), the Retirement Income Fund will succeed to and take into account the items of the Bond Fund described in Section 381(c), subject to the provisions and limitations specified in Sections 381, 382, 383, and 384, and the Treasury Regulations thereunder. Pursuant to Section 1.381(b)-1 of the Treasury Regulations, the taxable year of the Bond Fund will end on the date of the Transaction.

The opinion expressed herein is for the exclusive benefit of the Bond Fund, the Retirement Income Fund, and their respective shareholders. No other person shall be entitled to rely on this opinion. We hereby consent to the references to our firm in the Proxy Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of such Act.

Very truly yours,

DYKEMA GOSSETT PLLC

/S/ DYKEMA GOSSETT PLLC
PRR/mmh




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